UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 28, 2015

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 365-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 28, 2015, Extra Space Storage Inc. (the “Company”) and Extra Space Storage LP (the “Operating Partnership”) entered into separate equity distribution agreements (collectively, the “Equity Distribution Agreements”) with each of Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Jefferies LLC, J.P. Morgan Securities LLC and Piper Jaffray & Co., each as sales agents and/or principals (collectively, the “Sales Agents”).

Under the terms of the Equity Distribution Agreements, the Company may issue and sell from time to time through or to the Sales Agents, as sales agents and/or principals, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $400.0 million (the “Securities”).

Sales of the Securities, if any, under the Equity Distribution Agreements will be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made directly on the New York Stock Exchange, on any other existing trading market for the Common Stock or through or to a market maker. The Sales Agents, subject to mutual agreement among the Sales Agents and the Company, may also sell Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. The Sales Agents are not required to sell any specific number or dollar amount of the Securities, but each Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Securities up to the amount specified, and otherwise in accordance with mutually agreed terms among the Sales Agents and the Company. The Company has no obligation to sell any Securities under the Equity Distribution Agreements, and, upon giving notice to the Sales Agents, may at any time suspend solicitation and offers under the Equity Distribution Agreements or terminate the Equity Distribution Agreements. The Sales Agents will be paid compensation of up to 2.0% of the gross sales proceeds of any Securities sold under the Equity Distribution Agreements.

The Company intends to contribute the net proceeds from the sales of the Securities to the Operating Partnership, which intends to subsequently use such net proceeds to fund potential acquisition opportunities, including the Company’s pending acquisition of SmartStop Self Storage, Inc., a public non-traded real estate investment trust, to repay amounts outstanding from time to time under the Company’s secured lines of credit and for other general corporate and working capital purposes.

The Securities will be issued pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-198194) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement and accompanying prospectus, filed with the SEC pursuant to Rule 424(b) under the Securities Act.

The foregoing descriptions of the material terms of the Equity Distribution Agreements and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the Equity Distribution Agreements, which are filed as exhibits to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1	Equity Distribution Agreement, dated as of August 28, 2015, among the Company, the Operating Partnership and Wells Fargo Securities, LLC

1.2	Equity Distribution Agreement, dated as of August 28, 2015, among the Company, the Operating Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated

1.3	Equity Distribution Agreement, dated as of August 28, 2015, among the Company, the Operating Partnership and Jefferies LLC

1.4	Equity Distribution Agreement, dated as of August 28, 2015, among the Company, the Operating Partnership and J.P. Morgan Securities LLC

1.5	Equity Distribution Agreement, dated as of August 28, 2015, among the Company, the Operating Partnership and Piper Jaffray & Co.

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: August 31, 2015	By	/s/ Gwyn McNeal
	Name:	Gwyn McNeal
	Title:	Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated as of August 28, 2015, among the Company, the Operating Partnership and Wells Fargo Securities, LLC

1.2	Equity Distribution Agreement, dated as of August 28, 2015, among the Company, the Operating Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated

1.3	Equity Distribution Agreement, dated as of August 28, 2015, among the Company, the Operating Partnership and Jefferies LLC

1.4	Equity Distribution Agreement, dated as of August 28, 2015, among the Company, the Operating Partnership and J.P. Morgan Securities LLC

1.5	Equity Distribution Agreement, dated as of August 28, 2015, among the Company, the Operating Partnership and Piper Jaffray & Co.

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto)